EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-141295, 333-144054 and 333-75798) and Form S-8 (No. 333-144851, 333-115183 and 333-49012) of Endwave Corporation of our report dated February 24, 2011 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ Burr Pilger Mayer, Inc.
San Jose, California
February 24, 2011